SINCLAIR BROADCAST GROUP AND THE TUBE MUSIC NETWORK
ENTER AGREEMENT TO LAUNCH THE TUBE INTO 28 NEW MARKETS

24-Hour Music Channel Available In 71 Of The Top 100 Markets By Summer

Fort Lauderdale, FL, March 23, 2006—The Tube Media Corp. (OTC:TUBM) announced today a distribution agreement between its subsidiary, THE TUBE Music Network, Inc. (“THE TUBE”) and Sinclair Broadcast Group (NASDAQ:SBGI). Sinclair owns and operates, programs or provides sales services in 58 television stations in 36 markets, including Pittsburgh, St. Louis, Minneapolis, Tampa, Las Vegas, Baltimore, Nashville, Columbus, Cincinnati and Syracuse.

Announced just two weeks after a similar agreement with Tribune Broadcasting, THE TUBE Music Network has quickly established itself as a major force in the emerging digital broadcast era.

“Sinclair Broadcast Group’s broad reach enables us to penetrate pivotal markets, lending significant depth to our audience. Already comprised of viewers on 13 prestigious stations in Raycom Media markets, and soon 9 of the top 10 Designated Market Areas through Tribune stations, THE TUBE Music Network will be available in virtually every major U.S. city,” said Garland.

“We have officially realized one of the very first applications of the new digital technology, and more importantly, are using it to deliver truly innovative content to consumers starved for intelligent programming,” said Garland, co-founder of MTV, VH-1 and The Box.

“The Tube is another example of how broadcasters are utilizing their digital channel capacity to launch competitive programs to monetize their digital investment,” commented David Smith, Sinclair President and CEO. “In the case of The Tube, they also provide a unique twist to the already successful television music formats through the interaction of television and the Internet.”

THE TUBE is the first music network to be distributed using the new broadcast technology known as digital multicasting. Viewers in Sinclair, Tribune, Raycom and other television markets will be able to receive the network free, over-the-air on television sets equipped with digital tuners and on the digital cable tier where available.

Sinclair stations will begin broadcasting THE TUBE Music Network programming in local markets this summer.

ABOUT SINCLAIR BROADCAST GROUP

Sinclair's television group is affiliated with all major networks and reaches approximately 22% of all U.S. television households.

Media who wish to view the “look” of The Tube Music Network can access a sampling at http://www.thetubetv.com/reel.html

News stations may access broadcast-ready hi-resolution footage at: Galaxy 3C C09, 95 degrees, DL freq. 3880 Horizontal. Times are: Thursday, March 23, 10:00AM and Friday, March 24, 1:00AM.(EST)

This press release may include a number of “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These statements reflect management’s current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully consider the various disclosures, including risk factors and their cautionary statements, made by us in our reports filed with the Securities and Exchange Commission.

Media Contacts:

Barry Kluger
Public Relations
The Tube Music Network
480-703-8135
bkluger@thetubetv.com

David Amy, EVP and CFO
Sinclair Broadcast Group
410-568-1500

Investor Relations:
Judy Crowhurst
Tube Media Corp.
954-714-8100
jcrowhurst@tubemc.com